UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
 (Exact name of registrant as specified in its charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 East Lancaster Avenue, Suite 100 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 325-5600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2011, our Board of Trustees, upon the recommendation of the Corporate Governance Committee, appointed James C. Diggs as a Trustee of our Board until the 2011 annual meeting of shareholders and until his successor is elected and qualified. There were no arrangements or understandings between Mr. Diggs and any person pursuant to which he was appointed a Trustee. Mr. Diggs will receive compensation for Board service commensurate with our other non-employee Trustees as disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2006.

From 1997 until his retirement in June 2010, Mr. Diggs, age 62, served as Senior Vice President and General Counsel of PPG Industries, Inc., a producer of coatings, glass and chemicals. From 2004 to September 2009, Mr. Diggs also served as Corporate Secretary of PPG Industries, Inc. Mr. Diggs is a director of Allegheny Technologies Inc. and also serves on the Board of Directors of the University of Pittsburgh Medical Center and the Board of Trustees of Case Western Reserve University.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By:	/s/Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership, its sole
General Partner

By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer

Date: March 22, 2011